EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-195835 and 333-187256) of Banner Corporation of our report dated March 27, 2015 with respect to the financial statements of SKBHC Holdings LLC as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, which report appears in the Form 8-K/A (Amendment No. 1) of Banner Corporation dated December 10, 2015.

/s/ Moss Adams LLP

Spokane, Washington

December 10, 2015